Exhibit 3.77
I, the undersigned, Roxana Gutiérrez Font, Official Translator with the Ministry of Foreign Affairs of the Republic of Costa Rica, appointed by Decree No. 319-97 DAJ dated June 30, 1997, published in La Gaceta (official newspaper) on August 11, 1997, certify that in English, the document to be translated reads as follows:
OFFICIAL TRANSLATION
“No. 0315909. National Registry. Republic of Costa Rica. National Registry. Department [illegible] Value; ¢ 1,320.00. One thousand three hundred and twenty Colones [illegible][1 fee stamp stamped invalid][Stamp: National Registry. Digitalized Services. Cancelled]) Real estate. Land registry. Property: Province: Property number: Right: Document: Volume: 456. Entry: 14142. Cadastral survey map. Legal Persons: Certification of legal capacity. Literality: Corporate card: Corporate card: Power of attorney: Commitment: Certification: Permit to leave the country. Deposit of number plate. Number plate: Class: Code: Registration: Document: Volume. Entry: Sect.: Others: Specify.” // Page 2: “No. 106689. National Registry. Service Department. Value: ¢ 2,000.00 (Two thousand Colones) Copies of Documents and Cadastral Survey Maps. Movables: Volume: Entry: Roll: Image: Year. Real estate: Volume: Entry: Roll: Image: Year. Cadastral survey map: Legal persons: Corporate Card: Industrial property: File number: Others: Specify: If only part of the document is required, please indicate: Pages: From       to       or number of property:      . Person about who you require information:       Number of identification: This receipt is valid for the 5 first copies. No. 106689. National Registry. Service Department. Receipt for withdrawal of copies. The copies must be withdrawn within 24 hours following the request. Date of request:” // Page 3: “No. 2982829. National Registry. Republic of Costa Rica. Registered. Volume: 456. Entry: 14142. Consecutive: 0. Version: 1. Pages: 8. Type: 1. The National Registry certifies, that this is a true copy of its original, entry 14142, volume 456, file no. [n.a.] Year: Consecutive page: 2982829 to 2982837. No. of map: [n.a.] Concurrent. Issued at 15:10 hours on Feb. 5, 2010. Void without attached receipt for payment of fees. Signature: [ILLEGIBLE] [National Registry. Digitalized Services. National Registry. Republic of Costa Rica] April 2009.” // Page 4: “No. 2982830. National Registry. Republic of Costa Rica. Pigeon hole 527 [ILLEGIBLE] 740387. Please do not scratch. Alfredo Fournier Beeche and Octavio Fournier Montealegre establish Alcoa CSI de Centro América, S.A. Deed issued in San José, on July 16, 1998 at 11 hours. Notary: Loana Leitón Porras. Commercial [Illegible] April 2009.” // Page 5: “No. 2982831. National Registry. Republic of Costa Rica. NUMBER THREE: Before me, Loana Leitón Porras, notary with office in San José, have appeared: Mr. Alfredo Fournier Beeche, of legal age, divorced twice, attorney, with domicile in thirty-fourth Street, third Avenue, house number three thousand four hundred twelve, identity card number one — two hundred seventy-five — seven hundred twenty-six, and Octavio Fournier Montealegre, of legal age, single, student, with domicile in thirty-fourth Street, third Avenue, house number three thousand four hundred twelve, identity card number one — six hundred ninety-nine — four hundred, and say: That they establish a stock corporation in accordance with the dispositions of law number three thousand two hundred eighty-four, dated thirtieth of April nineteen hundred sixty-four, its reforms and the following agreements: First: Name: The corporation shall be called ALCOA CSI de Centro América, Sociedad Anónima and may be abbreviated as ALCOA CSI de Centro América, S.A. The notary confirms that Alcoa and CSI are fantasy names. Second: Domicile: The domicile of the corporation shall be Costa Rica, San José, third Avenue, thirty-fourth Street, and building number three thousand four
Roxana Gutiérrez Font
Official Translator and Interpreter
Ministry of Foreign Affairs of Costa Rica
Agreement N° 319-97 DJ
Tel. 241-3662

hundred and twelve. It may establish agencies and branches anywhere within the Republic or outside. Third: Objective: The objective of the corporation shall be the production of plastic products, industry, imports, exports, representations, mining, agriculture and commerce in general and in order to fulfill its purposes, it may buy. sell, mortgage or in any other way possess or dispose of any kind of movable or immovable goods, real and personal rights. It may form part of other corporations, receive property in trust as well as render any kind of guarantees in favor of partners or third parties provided a financial retribution is received for the some. Fourth: The term of the company shall be ninety-nine years as from today. Fifth: Capital: The corporate capital shall amount to one thousand Colones, represented by ten common and nominative shares of one hundred Colones each, subscribed and paid for in cash, which is being confirmed by the notary, in the following proportion: The appeared Fournier Beeche subscribes and pays for five common and nominative shares of one hundred Colones each, the appeared Fournier Montealegre subscribes and pays for five common and nominative shares of one hundred Colones each. The certificates and/or the shares shall be signed by the President and the Treasurer of the Board of Directors. The company shall keep a Register of Shareholders indicated in article one hundred and thirty-seven of the Commercial Code. Sixth: Inventories and balances: Each year, as of the thirtieth of September, an inventory and balance shall be elaborated. During the performance of the same. April 2009.” // Page 6: “No. 2982832. National Registry. Republic of Costa Rica. The value of the assets at the price of the day and the doubtful accounts with the probable value shall be estimated. Bad debts must not figure in the assets. Seventh: Assemblies: The Partners shall hold an ordinary annual meeting within three months following the end of the financial year. In this assembly, the following shall be dealt with: a) discuss and approve or no the report on the annual business results presented by the administrators and take the measures considered adequate; b) agree upon the distribution of the utilities in accordance with the corresponding indications below and c) appoint and revoke if appropriate the nomination of the administrators. Extraordinary meetings shall take place when summoned by the President or the Secretary of the executive board and during these meetings the items stated in the corresponding summons shall be considered. The summons for the ordinary and extraordinary assemblies shall take place by means of publication in the official bulletin La Gaceta fourteen days before the assembly takes place, not counting the day of the publication of the summons or the day of the celebration of the assemblies. The ordinary and extraordinary assemblies shall be held at the domicile of the company or in Indianapolis, State of Indiana, or in Pittsburgh, State of Pennsylvania, United States of America. The summons may be omitted provided all shareholders present agree, stating such circumstance in the corresponding minutes which in this case must be signed by all shareholders. In order for on ordinary assembly to have a quorum at first summons, at least half of the shares with a right to vote must be represented and the resolution shall only be valid when made by more than half of the votes present. The quorum at extraordinary assemblies at first summons shall be formed by three quarters of the shares with a right to vote and the resolutions shall be valid when made with the vote of those representing more than half of the total shares. At the ordinary and extraordinary assemblies, in virtue of the second summons, any number of shares that concur shall form a quorum and the agreements shall be made by more than half of the votes present. The first and the second summons may occur simultaneously provided they are separated by at least one hour. The President and the Secretary of the Executive Board shall act at the general assemblies, the first as President and the second as Secretary
Roxana Gutiérrez Font
Official Translator and Interpreter
Ministry of Foreign Affairs of Costa Rica
Agreement N° 319-97 DJ
Tel. 241-3662

and if any of the two is absent the person designated by the shareholders shall act. These office-holders shall sign the minutes of the assemblies. Eighth: Attributions of the General Assembly. April. 2009.” // Page 7: “No. 2982833. National Registry. Republic of Costa Rica. Of Shareholders: The attributions of the General Assemblies of Shareholders are: a) Appoint and revoke the nomination of the administrators as appropriate; b) fill the temporary or definite vacancies of the directors; c) resolve or agree upon merger of the company with other companies: ch) dissolve the company prematurely: d) appoint liquidators: e) establish salaries or wages of the administrators or other employees of the company: and f) discuss and approve the articles of association and further attributions which by law or by means of this agreement correspond to them: Ninth: Administration: The businesses are administrated by an executive board or a board of directors consisting of three members, shareholders or no, as there are President, Secretary and Treasurer, who shall be in charge of the judicial and extrajudicial representation with the faculties of a general agent without limit of amount. They may act jointly or separately in accordance with article one thousand two hundred fifty-three of the Civil Code, in Costa Rica or in any other country worldwide. They may substitute their mandate totally or partially, revoke substitutions and may new ones, without ever losing their faculties. The members of the Board of Directors shall remain in office during the entire term of the company. Tenth: Attributions of the Executive Board or Board of Directors: a) dictate the articles of association and regulations of the company; b) appoint other managers, proxies, agents or representatives when they consider it convenient and with the denominations they consider adequate to attend the business of the company or the aspects of the same and confer the necessary attributions to such representatives; c) formulate the memorial of the company situation with balances, losses or profits, dividends account, reports on unredeemed shares, and ch) promote and propel the work of the company and organize it in a way that is most favorable for the interests of the company. The Board shall hold ordinary meetings once a month and extraordinary meetings when summoned by the President. The meetings shall take place at the domicile of the company or in Indianapolis, State of Indiana, and in Pittsburgh, State of Pennsylvania, both in the United States of America. There will be a quorum when at least half of its members are present and its resolutions shall be valid when made by the majority of those present. In the event of a tie vote, the person acting as President of the Board shall decide with a double vote. The board shall keep a book in which the minutes of its meetings shall be entered, indicating place and date on which the same are held, consigning the number of assistants and stating if the agreements were made [rest illegible] April 2009.” // Page 8: “No. 2982834. National Registry. Republic of Costa Rica. [illegible] The dessenting votes and the motives of the same will be stated literally in the minutes. The minutes must be signed by those present. Eleventh: Profils and losses: Of the net utilities of each fiscal year five percent must be destined for the formation of a legal reserve fund. This obligation shall cease once the fund reaches twenty percent of the corporate capital. Afterwards, the reserves indicated by the General Assembly shall be separated. The dividents, if any, shall be distributed based on the surplus, in proporlion to the shares of each shareholder. Losses, if any, shall be born in the same way. Twelfth: Dissolution of the company: The company shall be dissolved due to expiration of the term or when any of the causes foreseen in article two hundred and one of the Commercial Code occur. When the dissolution of the company has been agreed upon, the General Assembly, with the legal quorum, shall proceed with the nomination of a liquidator and shall establish the attributions of the same. Thirteenth: The company shall dispose of a resident agent at all times. The same must be an attorney,
Roxana Gutiérrez Font
Official Translator and Interpreter
Ministry of Foreign Affairs of Costa Rica
Agreement N° 319-97 DJ
Tel. 241-3662

member of a Bar Association and with an office within the national territory and who shall have sufficient faculties to receive judicial and administrative notifications in the name of the company. Fourteenth: Surveillance: A controller appointed by the General Assembly shall be in charge of the surveillance of the company. He shall remain in office during the entire term of the company. With the appeared constituted in a general assembly, they reach the following agreements by unanimity of votes which are declared final: a) approve of the articles of association and definitely establish the company as from this moment and b) perform the following appointments for the period as there are: President: Mr. Robert Solon Wetherbee, of legal age, married once, entrepreneur, North American, with domicile in two thousand four hundred eighty-five Directors Row, Indianapolis, State of Indiana, United States of America, American passport number one hundred and thirty-two million five hundred twenty-nine thousand nine hundred sixty-one. Treasurer: Mr. Ramiro Toledo Ramirez, of legal age, married twice, Public Accountant, Mexican, with domicile in Indiana number four hundred thirty-five, Industrial area Valle de Saltillo, Saltillo, Coahuila Mexico. Secretary: Mr. Alfredo Fournier Beeche, with the before mentioned data. Controller: Mr. Octavio Fournier Montealegre, with the before mentioned data. c) Mr. Alfredo Fournier Beeche is appointed resident agent, with office in San José, third Avenue, thirty-fourth Street, Building number three thousand four hundred twelve. Those appointed accept their offices in this act, with the exception of. April 2009.” // Page 9: “No. 2982835. National Registry. Republic of Costa Rica. National Registry. Receipt for payment of fee stamps Number 072 [ILLEGIBLE] Date: 23/07/98. Hour: 09:09:31. Code / Description / Amount: 1 / National Registry / 5.495.00. 3 / Education and Culture / 750,00. 5 / Fiscal / 12,50. 6 / National Archive / 10.00. 13 Municipality of San José / 500.00. [Stamp: Banco de Costa Rica. National Registry Branch. Jul. 23, 1998. Pedro Delgado Madriz. Cashier. Subtotal: 6.767,50. 6% discount: 406,05. Colones. Total amount due: 6,361,45. Space for information for the national registry. Data of deed, security, brand or vehicle. Name of notary, attorney or interested party: Number of deed: Date of issue: 22/07/98. Number of Brand: Receipt: 740387. Number: Identity card: Original National Registry. Bank of Costa Rica. No. 48547.1. ¢ 1,000.00 Debit. 197. Trust. July 21, 1998. Received in favor of the Section the amount of One Thousand Colones and oo/100 for the concept of: Corporate Capital. Secretary with the faculties of a general agent. Alfredo Fournier Beeche, identity card number 1-275-726, of the company Alcoa CSI de Centroamérica, S.A. Issued by: Suc Met Paseo Colón. Elaborated by: wlp. Revised: Rgr. Approved: n.a. [ILLEGIBLE] April 2009.” // Page 10: “No. 2982836. National Registry. Republic of Costa Rica. Mr. Solon Wetherbee and Mr. Toledo Ramirez who accept by letter. I issue a first testimony. The above was read to the appeared, they approved of if and we all sign in San José, on the sixteenth of July of the year nineteen hundred ninety-eight at eleven o’clock. Loana Leitón Porras. Alfredo Fournier Beeche. Octavio Fournier M. The above is a true and excel copy of deed number three which initiates on the back of folio two of volume four of my protocol. After its confrontation with its original, it is issued as a first testimony together with the original [illegible signatures] The undersigned notary confirms that the capital of said company was deposited with the Bank of Costa Rica by means of receipt number forty-eight thousand five hundred forty-seven, on the twenty-first of July of the year nineteen hundred ninety-eight, San José, July 21, 1998 [illegible signature] April 2009.” // Page 11: “No. 2982837. National Registry. Republic of Costa Rica. The undersigned notary confirms that the edict corresponding to this deed was published on the twenty-eighth of July nineteen hundred ninety-eight. San José, on the fourth of August nineteen hundred ninety-eight [illegible signature] As recorded in
Roxana Gutiérrez Font
Official Translator and Interpreter
Ministry of Foreign Affairs of Costa Rica
Agreement N° 319-97 DJ
Tel. 241-3662

the original, which is being confirmed by the notary, folio one, lines three and six after “twelve” must read “San Jose”, folio four, line twenty-six “ninety-four thousand one hundred ninety million ten thousand six, the passport”. San José, on the fourth of August of nineteen hundred ninety-eight. Note. In these notary explanation by error in line two after “twenty-six” it was omitted to indicate “after Mexico” [illegible signature] Directorate of Legal Persons. Registered at the Commercial Section. Volume(s) 1067. Folio(s) 252. Entry 436. Corporate card: 3-101-226363. Drs. Dev. Date: 07A698 [Illegible signature] Signature of official. Public Registry. Corporate card. Number: 3-101-226363. Alcoa CSI de Centro America, S.A. Issued: Aug. 7. 1998. Expires: Jul. 16, 2097. April 2009.”
In virtue whereof, this translation from Spanish to English consisting of five pages has been issued in San Jose on March first, two thousand ten. The legal stamps are affixed and stamped as having been paid.

/s/ Roxana Gutiérrez Font
Roxana Gutiérrez Font

Roxana Gutiérrez Font Official Translator and Interpreter Ministry of Foreign Affairs of Costa Rica Agreement N° 319-97 DJ Tel. 241-3662